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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of CD&L, Inc. on Form S-3 (No. 333-127116) of our report dated April 14, 2005 on our audit of the consolidated financial statements and financial statement schedule of CD&L, Inc. as of December 31, 2004, and for the year then ended, which report is included in its Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to our Firm under the caption "Experts".


                                                              /s/ J.H. Cohn LLP


Roseland, New Jersey
August 10, 2005